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                                                                EXHIBIT 10.21

     AGREEMENT dated as of December___, 1995 (the "Agreement") by and between PENNEX LABORATORIES, INC., a Pennsylvania corporation ("Pennex"), and OAKMONT PHARMACEUTICALS, INC., a Delaware corporation ("Buyer").

     Seller desires to sell and Buyer purchase certain of the assets of Seller, all as more fully described herein, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual benefits to be derived hereby and the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                               SALE AND PURCHASE

     1.1 Transfer. Upon the terms and subject to the conditions hereinafter set forth, Seller shall sell, deliver, transfer, assign and convey to Buyer, at the Closing (as hereinafter defined) and Buyer shall purchase from Seller, free and clear of all liens, pledges, charges and encumbrances, whether legal or equitable, except for the purchase money liens reserved by Seller as provided in Section 1.5 hereof, the assets of Seller set forth on Schedule 1.1 attached hereto and made a part hereof (the "Assets").

     1.2 No Assumed Liabilities. Seller and Buyer acknowledge and agree that Buyer does not assume and shall not have any obligation, responsibility or liability for any of Seller's debts, obligations or liabilities of any kind or nature whatsoever, known or unknown, matured or unmatured, liquid or contingent, including, without limitation, any which relates in any way to the Seller's conduct of its business or the ownership of its Assets, all of which shall remain with and be paid, satisfied or discharged by Seller.

     1.3 Instruments of Transfer. At the Closing, Seller shall deliver to Buyer deeds, bills of sale, endorsements, assignments, certificates of title and other good and sufficient instruments of transfer as shall be effective to vest in Buyer good and marketable title to the Assets, free and clear of all liens, pledges, charges and encumbrances, except for the purchase money liens reserved by Seller as provided in Section 1.5 hereof. Simultaneously therewith, Seller shall put Buyer in possession and operating control of the Assets.

     1.4 Instruments Giving Certain Additional Powers and Rights; Further Assurances; Etc. Seller further agrees that, at any time and from time to time after the Closing, Seller will, upon the request of Buyer and at Seller's expense, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be reasonably required in order to further transfer, assign, convey, grant, assure and confirm to Buyer, or to aid and assist in the collection of or the reduction to possession by Buyer, any of the Assets or to vest in Buyer good and marketable title to such Assets, free and clear of all liens, pledges, charges and encumbrances, except for the purchase money liens reserved by Seller in accordance with Section 1.5 hereof. If Buyer receives any amounts owed to Seller after the Closing Date, Buyer will immediately remit any such amounts to Seller. Seller also will reasonably cooperate with Buyer, at Buyer's sole cost and expense, with Buyer's application for the transfer or renewal of any permits or licenses held by Seller.

     1.5 Purchase Price. The purchase price for the Assets (the "Purchase Price") which Buyer shall pay and deliver to Seller at the Closing or as otherwise provided, shall be Six Million Four Hundred Ninety-Five Thousand Dollars ($6,495,000.00), payable as follows: (a) Five Hundred Thousand Dollars ($500,000.00) payable on or before January 15,1996 in cash or other immediately available funds and

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(b) the balance shall be payable as follows: (i) Three
Million Dollars ($3,000,000.00) on or before March 29, 1996 and (ii) Two Million Nine Hundred Ninety-Five Thousand Dollars ($2,995,000.00) on the earlier to occur of June 30, 1996 or the date of the closing of the financing from the Commonwealth of Pennsylvania. Such balance shall be evidenced by a secured promissory note (the "Promissory Note"), which shall bear interest at the rate of 12% per annum, payable on the last day of each month commencing March 31, 1996, provided, however, that if the $3,000,000.00 payment, with all accrued interest, is not made in full on March 29, 1996, the outstanding obligation shall bear interest at the rate of 18% per annum from March 29, 1996 until such obligation is paid in full, and which shall be secured by all of the real and personal property constituting the Assets (the "Mortgage and Security Agreement"), the forms of which are attached hereto as Schedule 1.5.

     1.6 Formulations.  Buyer acknowledges that the formulations set forth in
Schedule 1.1 hereof are being transferred to Buyer on a non-exclusive basis and Seller has sold, or may in the future sell, such formulations to other parties.

     1.7 Operational and Other Expenses. Buyer will reimburse Seller for all of its expenses from January 1, 1996 through the Closing Date relating to its building and equipment located at One Pennex Drive, Verona, Pennsylvania, including, without limitation, salaries and expenses of Buyer's employees and consultants, taxes, insurance, utility costs, secuity, maintainence and repairs to the building and equipment.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller makes the following representations and warranties to Buyer:

     2.1 Valid Corporate Existence. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and Seller has the corporate power to carry on its business as now conducted and to own its assets. The copies of Seller's Articles of Incorporation and By-Laws, as amended to date, which have heretofore been delivered to Buyer, are true and complete copies of those documents as now in effect.

     2.2 Corporate Authority; Binding Nature of Agreement. Seller has the corporate power to enter into this Agreement and to carry out its obligations hereunder. This Agreement constitutes the valid and binding obligation of Seller and is enforceable in accordance with its terms.

     2.3 Consents. No consents of governmental and other regulatory agencies, foreign or domestic, or of other parties is required to be received by or on the part of Seller to enable it to enter into and carry out this Agreement and the transactions contemplated hereby.

     2.4 Taxes. All taxes, including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes imposed by the United States, any state or any foreign country, or by any other taxing authority, which have or may become due or payable by Seller and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in its books of account; all deposits required by law to be made by Seller or with respect to estimated income, franchise and employees withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly filed. No extension of time for the assessment of deficiencies for any year is in effect and no deficiency is proposed, or to the knowledge of Seller, after reasonable inquiry, threatened against Seller.



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     2.5 Ownership of Assets.  Except as set forth on Schedule 2.5 attached hereto and made a part hereof, Seller owns outright, and has good and marketable title to all of the Assets, free and clear of all liens, mortgages, pledges, claims, conditional sales agreements, restrictions on transfer or other encumbrances or charges whatsoever.

     2.6 Litigation. Except as set forth on Schedule 2.6 attached hereto and made a part hereof, there are no actions, suits, proceedings or governmental investigations relating to Seller or the Assets pending or, to the knowledge of Seller, after reasonable inquiry, threatened, or any order, injunction, award or decree outstanding, against Seller or against or relating to its properties, assets or business; and Seller, after reasonable inquiry, does not know of any basis for any such action, suit, proceeding, governmental investigation, order, injunction or decree.

     2.7 Environmental Matters. Except as provided in the Phase I environmental site assessment report of Killam Associates dated November 1993 as to the conditions reported as of such date:

         (a) Seller has operated its business and each parcel of real property in the Assets (the "Real Property") in material compliance with all federal, state and local environmental laws ("environmental laws").

         (b) No notice of violation, citation, summons or order has been issued by any governmental body; no claim or complaint has been filed by any person; no penalty has been proposed or assessed by any governmental body; and no inquiry, investigation, enforcement action or review is pending or, to the best knowledge of Seller, threatened by any person, in each case: (i) with respect to any violation or alleged violation by Seller of any environmental law, (ii) with respect to any alleged failure by Seller to have or properly maintain any permit required in connection with the property or Business, (iii) with respect to any generation, treatment, storage, recycling, transportation or disposal of any hazardous substances or wastes, as defined by environmental laws and including petroleum and related materials ("hazardous substances"), or (iv) with respect to any release or alleged release on or with respect to the property.

         (c) There have ben no past and there are not pending or contemplated claims by Seller under any environmental laws based on actions of others that may have impacted on the Real Property, and Seller has not entered into any agreement with any person regarding any environmental law, remedial action or other environmental liability or expense (including contingent liabilities).

         (d) To the best of Seller's knowledge, Seller has obtained all material permits, licenses and other authorizations which are required by environmental laws and Seller is in compliance in all material respects with such permits, licenses and authorizations

     2.8 Disclaimer of Warranties.   Except for the specific representations
and warranties set forth in this Article II, the Assets are being sold "AS IS," "WHERE IS" with no warranty made to Buyer, and all warranties, express or implied, including, but not limited to, the implied warranties of merchantability and fitness for a particular purpose are disclaimed. In executing this Agreement and in purchasing Assets, Buyer has not relied upon or been induced by any statements or representations of any person in respect of the physical condition of the Assets, Seller's business or the operation thereof, or any other matter affecting the Assets which might be pertinent in considering the purchase of the Assets or the execution of this Agreement. Seller makes no warranty or representation about the Assets, about its present state of repair, about its condition or maintenance or about its ability to function in any

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respect.  Buyer expressly acknowledges that no such representations have been made. Buyer has, on the contrary, relied solely on its inspection, as Buyer has chosen to make or has made.

     2.9 Brokers. Neither Seller nor any of its affiliates has engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement. Seller agrees to indemnify Buyer against, and to hold it harmless from, any claim for brokerage or similar commission or other compensation which may be made against Buyer by any third party in connection with the any transactions contemplated hereby which claim is based upon any action by Seller or any of its affiliates.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer makes the following representations and warranties to Seller:

     3.1 Valid Corporate Existence. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power to carry on its business as now conducted and to own its assets. The copies of Buyer's Articles of Incorporation and By-Laws, as amended to date, which have heretofore been delivered to Seller, are true and complete copies of those documents as now in effect.


     3.2 Corporate Authority; Binding Nature of Agreement. Buyer has the corporate power to enter into this Agreement and to carry out its obligations hereunder. This Agreement constitutes the valid and binding obligation of Buyer and is enforceable in accordance with its terms.

     3.3 Consents. No consents of governmental and other regulatory agencies, foreign or domestic, or of other parties is required to be received by or on the part of Buyer to enable it to enter into and carry out this Agreement and the transactions contemplated hereby.

     3.4 Brokers. Buyer has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement, and Buyer agrees to indemnify Seller against, and to hold it harmless from, any claim for brokerage or other similar commission or other compensation which may be made against Buyer by any third party in connection with the transactions contemplated hereby which claim is based upon any action by Buyer.

                                   ARTICLE IV

                                   COVENANTS

     4.1 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its best efforts at its own expense to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to carry out the purposes of this Agreement.

     4.2 Access; Conduct of Business; No Negotiations. Unless otherwise provided herein, Seller hereby covenants that from and after the date hereof and until the Closing or earlier termination of this Agreement:

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         (a) Access.  Seller shall afford to the officers, attorneys, accountants and other authorized representatives of Buyer free and full access, during regular business hours and upon reasonable notice, to all of its books, records, personnel and properties so that Buyer, at its own expense, may have full opportunity to make such review, examination and investigation as Buyer may desire of the Assets. Seller will cause its employees, accountants and attorneys to cooperate fully with said review, examination and investigation.

         (b) Conduct of Business. Seller's business will be conducted in such manner to insure continued compliance with the Good Manufacturing Practices ("CGMPs") as promulgated by the United States Food and Drug Administration (the "FDA") and such other regulations pertaining to the operations of a pharmaceutical facility and the formulations which have been approved by the FDA; provided, however, Buyer understands that Seller has ceased operations and nothing herein shall require Seller to do anything other than maintain its facility in a maintenance mode.

         (c) No Negotiations. Until December 31, 1995 or the termination of this Agreement, whichever shall occur first, Seller shall not enter into or conduct any discussions or negotiations, or enter into any agreement or understanding, for the sale or possible sale of Seller's securities or business or all or substantially all of its assets with anyone other than Buyer.

     4.3 Payment, Release and Assumption of Liabilities. Seller agrees to pay and satisfy in full on a timely basis all obligations and liabilities, of any nature whatsoever, including without limitation any liabilities with respect to taxes, owed or incurred by it at any time which are due and payable after the Closing Date. Seller hereby acknowledges and agrees that Buyer does not and will not assume, and will not otherwise be liable for, any liabilities, obligations or commitments of Seller, whether accrued, absolute, contingent, due or to become due, or yet unassessed or unknown.


     4.4 Bulk Sales Laws. The parties waive compliance with the applicable Bulk Sales laws, if any, and Seller will indemnify and hold Buyer harmless from such non-compliance.

     4.5 Limitation of Liability. It is understood and agreed that Seller's liability, whether in contract, in tort, under any warranty, in negligence or otherwise, will not exceed the amount of the Purchase Price paid by Buyer and under no circumstances will Seller be liable for special, indirect or consequential damages.

     4.6 Records Maintenance; Access.

        (a) After the Closing Date, Buyer will store and maintain all current and historical information relating to products manufactured, assembled, sold or serviced by Seller including all sales literature, sales data and other information (including correspondence and recorded knowledge) relating to the foregoing and all other current and historical information relating to the Assets, including employee records, accounting information and the medial in which or on which any such information, knowledge, data or records may be found or otherwise stored. Without limiting the generality of the foregoing, the materials to be stored and maintained by Buyer shall include reserve samples of each lot or batch of drug product manufactured by Seller, any production, control or distribution records, components, drug product containers, closures and labeling, complaint files and any other records or reports, ingredients, components or Product samples to be kept by Seller in accordance with CGMPs. Such materials required to be maintained under CGMPs shall be maintained by Buyer and its successors in interest for a sufficient period of time and under sufficient conditions of storage, practice and use as to comply with CGMPs.



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         (b) At Seller's expense, upon reasonable notice and request and during the normal business hours, Buyer shall for a period of at least five (5) years after the Closing Date (i) afford Seller free and full access to Seller's tax and accounting records, for all purposes relating to its tax returns or to its obligations under this Agreement relating to periods prior to the Closing; and
(ii) permit Seller to make extracts from and copies of such records.

         (c) At Seller's expense, upon reasonable notice and request and during normal business hours, Buyer shall for a period of at least five (5) years after the Closing Date (i) afford Seller free and full access to all such information and materials maintained by Buyer as set forth in Section 4.6 (a) hereof, for all purposes relating to the safety and efficacy of any product of any product manufactured by Seller or the propriety and legality of any action or forbearance from action by Seller in the conduct of its business operation; and (ii) permit Seller to make extracts from and copies of such records, and to take such reserve samples of ingredients, products, components, containers, closures and labeling as may be required by Seller.


                                   ARTICLE V

            CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE

     The obligation of Buyer to close hereunder is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Buyer (except when the fulfillment of such condition is a requirement of law);

     5.1 Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as at the Closing Date as if made at the Closing Date and as of the Closing Date.

     5.2 Covenants. Seller shall have performed and complied in all material respect with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

     5.3 Certificate. Buyer shall have received a certificate dated the Closing Date, signed by the President or Vice President and Treasurer or Secretary of Seller as to the satisfaction of the conditions contained in
Section 5.1 and 5.2 hereof.

     5.4 No Injunction, etc. There shall not be in effect any injunction, order or other decree by any court or governmental body prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

     5.5 Instruments of Conveyance. Seller shall have executed and delivered such bills of sale, deeds and other conveyance documents necessary to convey the Assets to Buyer in accordance with the terms hereof.

     5.6 Corporate Actions. All actions necessary to authorize the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby shall have been duly and validly taken and Seller shall have full power and right to consummate the transactions contemplated by this Agreement.

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     5.7 Name Change.  Within five (5) days after  the Closing, Seller shall change its name to a name that does not contain the words "Pennex."

     5.7 Additional Documents. Seller shall have delivered all such other certificates and documents as Buyer or its counsel may have reasonably requested.

     5.8 Approval of Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto, and all other related legal matters, shall have been approved as to form and substance by counsel to Buyer, which approval shall not be unreasonably withheld or delayed.

                                   ARTICLE VI

           CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CLOSE

     The obligation of Seller to close hereunder is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Seller (except when the fulfillment of such condition is a requirement of law).

     6.1 Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

     6.2 Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

     6.3 Certificate. Seller shall have received a certificate dated the Closing Date, signed by the President or Vice President and Treasurer or Secretary of Buyer as to the satisfaction of the conditions contained in
Section 6.1 and 6.2 hereof.

     6.4 No Injunction, etc. There shall not be in effect any injunction, order or other decree by any court or governmental body prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

     6.5 Consideration. Seller shall have received the Purchase Price consisting of (a) $500,000.00; (b) the Promissory Note; and (c) the Mortgage and Security Agreement. In addition, Buyer shall pay to Seller the expenses required by Section 1.7 hereof.

     6.6 Corporate Actions. All actions necessary to authorize the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby shall have been duly and validly taken and Buyer shall have full power and right to consummate the transactions contemplated by this Agreement.

     6.7 Additional Documents. Buyer shall have delivered all such certified resolutions, certificates and documents with respect to Buyer as Seller or its counsel may have reasonably requested.

     6.8 Approval of Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto, and all other related legal matters, shall have been

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approved as to form and substance by counsel to Seller, which approval shall not be unreasonably withheld or delayed.


                                  ARTICLE VII

                                    CLOSING

     7.1 Location. The closing (the "Closing") provided for herein shall take place at the offices of Seller at 10:00 A.M. on January 15, 1996 at such time and place as may be mutually agreed to by the parties. Such date is referred to in this Agreement as the "Closing Date."

     7.2 Items to be Delivered by Seller. At the Closing, Seller will deliver or cause to be delivered to Buyer:

         (a) executed bills of sale, deeds and other conveyance documents that serve to convey the Assets to Buyer in accordance with the terms hereof;

         (b) certified copies of all corporate action necessary to authorize the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions hereby shall been duly and validly taken and Seller shall have full power and right to consummate the transactions contemplated by this Agreement;

         (c) such other certified resolutions, documents and certificates as are required to be delivered by Seller pursuant to the provisions of this Agreement;

         (d) such other certificates and documents as Buyer may have reasonably requested; and

         (e) all actions, proceedings, instruments and documents required to carry out this Agreement, or incidental thereto, and all the related legal matters shall have been approved as to the form and substance by counsel to Buyer, which approval shall not be unreasonably withheld.

     7.3 Items to be Delivered by Buyer. At the Closing, Buyer will deliver or cause to be delivered to the Seller:

         (a) the cash portions of the Purchase Price shall be delivered to Seller in accordance with Section 1.2 hereof and the expense reimbursement shall be declared to Seller in accordance with Section 1.7 hereof.

         (b) the executed Promissory Note shall be delivered to Seller in accordance with Section 1.2 hereof;

         (c) the executed Mortgage and Security Agreement shall be delivered in accordance with Section 1.2 hereof;

         (d) certified copies of all corporate action necessary to authorize the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions hereby shall been duly and validly taken and Buyer shall have full power and right to consummate the transactions contemplated by this Agreement;

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         (e) such other certified resolutions, documents and certificates as are required to be delivered by Buyer pursuant to the provisions of this Agreement;

         (f) such other certificates and documents as Seller may have reasonably requested; and

         (g) all actions, proceedings, instruments and documents required to carry out this Agreement, or incidental thereto, and all the related legal matters shall have been approved as to the form and substance by counsel to Seller, which approval shall not be unreasonably withheld.

                                  ARTICLE VIII

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     8.1 Survival. The parties agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for a period of six (6) months.

     8.2 Indemnification.

         (a) Seller agrees to save, defend and indemnify Buyer against and hold it harmless from any and all liabilities, of every kind, nature and description, fixed or contingent (including, without limitation, counsel fees and expenses in connection with any action, claim or proceeding relating to such liabilities) arising out of any transaction or event commencing or occurring on or prior to the Closing Date, or by reason of any breach or failure of observance or performance of any representation, warranty, covenant, agreement or commitment made by Seller hereunder or as a result of any such representation, warranty, covenant, agreement or commitment being untrue or incorrect in any respect.

         (b) Buyer agrees to indemnify Seller and hold it harmless from and against any and all obligations or liabilities, of every kind, nature and description, fixed or contingent (including, without limitation, counsel fees and expenses in connection with any action or proceeding relating to such liabilities), arising out of Buyer's operations of the Assets after the Closing Date, or by reason of any breach or failure of observance or performance of any representation, warranty, covenant, agreement or commitment made by Buyer hereunder or relating hereto or as a result of any such representation, warranty, covenant, agreement or commitment being untrue or incorrect in any respect.

     8.3 Defense of Claims. A party entitled to indemnification hereunder (an "Indemnified Party") agrees to notify each party required to indemnify hereunder (an "Indemnifying Party") with reasonable promptness of any claim asserted against it in respect of which any Indemnifying Party may be liable under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof. An Indemnifying Party shall have the right to defend any such claim at its or his own expense and with counsel of its or his choice; provided, however, that such counsel shall have been approved by the Indemnified Party prior to engagement, which approval shall not be unreasonably withheld or delayed; and provided further, that the Indemnified Party may participate in such defense, if it so chooses, with its own counsel and at its own expense.

     8.4 Rights Without Prejudice.  The rights of the parties under this
Article VIII are without prejudice to any other right or remedies that it may have by reason of this Agreement or as otherwise provided by law.

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                                   ARTICLE IX

                             TERMINATION AND WAIVER

     9.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing Date:

        (a) By mutual consent of the Boards of Directors of Buyer and Seller;

        (b) By Buyer if any of the conditions set forth in Article V hereof shall not have been fulfilled on or prior to January 15, 1996, or shall have become incapable of fulfillment, and shall not have been waived; or

        (c) By Seller if any of the conditions set forth in Article VI hereof shall not have been fulfilled on or prior to January 15, 1996 or shall become incapable of fulfillment, and shall not have been waived.

        (d) If this Agreement is terminated pursuant to this Section 9.1, this Agreement shall be void and of no force and effect, without any liability or obligation on the part of any of the parties.

     9.2 Waiver. Any condition to the performance of the parties which legally may be waived on or prior to the Closing Date may be waived at any time by the Party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement, as a condition to such party's obligations hereunder shall, release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     10.1 Expenses. Each of the parties shall bear its own expenses in connection herewith, including all accounting, legal and appraisal fees and settlement charges. Buyer will pay all recording and documentary stamp fees, if any, in connection with the deed, bill of sale, Promissory Note and Mortgage and Security Interest and the cost of title insurance.

     10.2 Publicity. The parties agree that no publicity, releases or other public announcement concerning the transactions contemplated by this Agreement shall be issued by either party without the advance approval of both the form and substance of the same by the other party and its counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

     10.3 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. The representations, warranties, covenants and agreements set

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forth in this Agreement and in the schedules or exhibits delivered pursuant hereto constitute all the representations, warranties, covenants and agreements of the parties and upon which the parties have relied and except as may be specifically provided herein, no change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

     10.4 Notices. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes if sent by certified or registered mail, return receipt requested and postage prepaid, Federal Express, Express Mail, hand delivered or sent by telefax as follows:

If to Seller, at:

     One Pennex Drive.
     Verona, Pennsylvania 15147
     Attention:  Geary Cotton, Vice President
     Fax No. 412-826-4709

With a copy to:

     Richard S. Werber, Esq.
     851 Broken Sound Parkway, N.W.
     Boca Raton, Florida 33487
     Fax  No. 407-995-0085

If to Buyer:

     110 West Lancaster Avenue
     Wayne, Pennslvania 19087
     Fax No. 610-293-0550

With a copy to:

     Arthur P. Hartel, Jr., Esq.
     110 West Lancaster Avenue
     Wayne, Pennsylvania 19087
     Fax No. 610-293-0550


or at such other address as any party may specify by notice given to other party in accordance with this Section 10.4. The date of giving of any such notice shall be the date of the actual receipt thereof.

     10.5 Time of Essence.  Time is of the essence in this Agreement.


     10.6 Choice of Law; Arbitration; Prevailing Party. This Agreement shall be governed, interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania, except that body of law relating to choice of law. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect. All disputes arising out of or under this Agreement shall be submitted to the American Arbitration Association (AAA) to be heard in Allegheny County, Pennsylvania, under the rules then in

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force, such determination of the AAA shall be enforceable through collateral proceedings to enforce arbitration awards in the state courts of Florida which shall have the authority to enjoin any violation of this Agreement. The prevailing party in any dispute shall be reimbursed all of its costs, including attorney's fees and costs, by the other party.


     10.7 No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that no party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party except that Buyer may assign all of its rights hereunder to an affiliate, and Seller may assign the Promissory Note, the Mortgage and the Security Agreement to an affiliate.


     10.9 No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     10.10 Headings. The headings or captions under sections of this Agreement are for convenience and reference only and do not in any modify, interpret or construe the intent of the parties or effect any of the provisions of this Agreement.

     WITNESS the execution of this Agreement as of the date first above written.

                                     PENNEX LABORATORIES, INC.

                                     By: _____________________________


                                     OAKMONT PHARMACEUTICALS, INC.

                                     By: _____________________________


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